New Jersey Division of Revenue & Enterprise Services
Certificate Of Amendment
NJSA 42:2C-19
New Jersey Limited Liability Company Act

State of New Jersey
Department of the Treasury
Division of Revenue & Enterprise Services
Business Amendments
Filed

Validation Number: 4112688864
09/03/20 15:57:47

Verify this certificate online at
https://www1.state.nj.us/TYTR_StandingCert/JSP/Verify_Cert.jsp

This Limited Liability Company filed with the Division of Revenue and Enterprise Services to amend its Certificate of Formation. The filer is responsible for ensuring strict compliance with NJSA 42:2C, the Revised Uniform New Jersey Limited Liability Company Act.

1. Name of Limited Liability Company: COMMERCIAL COVERAGE SOLUTIONS LLC

2. Business ID Number: 0450324706

3. Amendments:

Article 1, Business Name is amended as follows:

Previous Name: COMMERCIAL COVERAGE SOLUTIONS LLC
Amended Name: UIS AGENCY, LLC

Article 6, the Business Address is amended to the following:

Main Business Address

300 BOULEVARD OF THE AMERICAS
STE 105
LAKEWOOD, NJ 08701

The undersigned represent(s) that this filing complies with State law as detailed in NJSA 42:2C and that they are authorized to sign this form on behalf of the NJ Limited Liability Company on September 03, 2020.

Signature

YAAKOV BEYMAN

NEW JERSEY DEPARTMENT OF THE TREASURY
DIVISION OF REVENUE AND ENTERPRISE SERVICES

CERTIFICATE OF FORMATION

COMMERCIAL COVERAGE SOLUTIONS LLC
0450324706

The above-named DOMESTIC LIMITED LIABILITY COMPANY was duly filed in accordance with New Jersey State Law on 11/19/2018 and was assigned identification number 0450324706. Following are the articles that constitute its original certificate.

1. **Name:**
   COMMERCIAL COVERAGE SOLUTIONS LLC
2. **Registered Agent:**
   CORPORATION SERVICE COMPAN
3. **Registered Office:**
   PRINCETON SOUTH CORPORATE CTR.
   100 CHARLES EWING BLVD STE 160
   EWING, NEW JERSEY 08628
4. **Business Purpose:**
   RISK SERVICES
5. **Effective Date of this Filing is:**
   11/19/2018
6. **Main Business Address:**
   40 WALL ST 60TH FLOOR
   NEW YORK, NEW YORK 10005

Signatures:

YAAKOV BEYMAN
AUTHORIZED REPRESENTATIVE


THE GREAT SEAL OF THE STATE OF NEW JERSEY

Certificate Number : 4065997980
Verify this certificate online at
https://www1.state.nj.us/TYTR_StandingCert/JSP/Verify_Cert.jsp

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my Official Seal 19th day of November, 2018

Elizabeth Maher Muoio
State Treasurer